                                                                   Exhibit 99.C2




                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated April 17, 2003, in the Registration Statement of Equity Opportunity Trust, Dividend Income Value Strategy Series 2003B.








                                                   ERNST & YOUNG LLP


New York, New York
April 17, 2003

(212) 238-8665

                                                                  April 17, 2003



Mr. Keith O'Connell
Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549


                  Re: Equity Opportunity Trust
                       Dividend Income Value Strategy Series 2003B
                      (File No. 333-104145)
                  ---------------------------------


Mr. O'Connell:

         On behalf of UBS PaineWebber Inc., depositor, sponsor and underwriter of the Equity Opportunity Trust, Dividend Income Value Strategy Series 2003B there is enclosed Amendment No. 1 of the Registration Statement on Form S-6 relating to securities of the Equity Opportunity Trust, Dividend Income Value Strategy Series 2003B filed with the Commission pursuant to Rule 487 designating 3:00 pm on April 17, 2003 as the time and date of effectiveness.

         The Trust Indenture and Agreement were entered into by UBS PaineWebber Inc., as Depositor and Investors Bank & Trust Company, as Trustee, on April 17, 2003 and Securities (as defined therein), together with contracts for the purchase of Securities have been deposited with the Trustee. In connection therewith the Trustee has issued in the name of UBS PaineWebber Inc., a receipt for 1,000,000 Units, which is being retained by the Trustee for delivery after the effectiveness of the Registration Statement.

         In addition to Amendment No. 1 and the exhibits listed therein the following are submitted herewith:

         1. The representation of counsel required pursuant to Rule 487 of the Securities & Exchange Act of 1933.

The changes in the Prospectus are marked as indicated and include such information as the amount of Securities deposited in the Trust, the dates of record, distribution and evaluation, a schedule of the Securities deposited in the Trust, the Statement of Net Assets of the Trust and the Report of Independent Auditors as to such Statement of Net Assets.

We have appreciated the courtesy and cooperation of the members of the staff and if there are any questions on which we may be of assistance, please do not hesitate to call us.


                                    Very truly yours,


                                    /s/ Kathleen H. Moriarty, Esq.
                                    --------------------------------------------
                                    Kathleen H. Moriarty, Esq.


KHM:cd
Enclosures

                    REPRESENTATION OF COUNSEL UNDER RULE 487
                    ----------------------------------------

THE SECURITIES AND EXCHANGE COMMISSION
EQUITY OPPORTUNITY TRUST,
DIVIDEND INCOME VALUE STRATEGY SERIES 2003B
(File No. 333-104145 )


         Pursuant to paragraph (b)(6) of Rule 487 of the Securities and Exchange Commission (17 C.F.R. 230. 487) ("Rule 487"), we hereby represent that the Registration Statement on Form S-6 under the Securities Act of 1933, as amended, and Amendment No. 1 to such registration statement (the "Registration Statement") does not contain disclosures which would render such Registration Statement ineligible to become effective pursuant to paragraph (a) of Rule 487.



                                    /s/ Carter Ledyard & Milburn LLP
                                    -------------------------------------------
                                    CARTER LEDYARD & MILBURN LLP


April 17, 2003
New York, New York